Purchase Agreement

This Purchase Agreement (the "Agreement") was signed by both parties in Dalian City, P.R.C. on October 3, 2007.

Party A: Dalian Rino Environment Engineering Science and Technology Co., Ltd.
Legal Representative: Zou De Jun
Address: NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian

Party B: **Dalian Innomind Environment Engineering** Co., Ltd.
Legal Representative: Zou De Jun
Address: NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian

Whereas,

1. Party A is a company established in accordance with the laws of P.R.C. with the business license No. Jin Gongshang Qi Fa Zi 2102132102778015336;

2. Party B is a wholly-foreign owned company established under the laws of P.R.C. with the business license No. Qi Du Liao Da Zong Zi No. 015863;

3. Both parties agree that Party B shall purchase relevant tangible assets such as manufacture equipments and intangible assets such as patent from Party A.

Both parties reach the agreement as follows after friendly negotiation:

Article 1 Definition

1. Party A refers to Dalian Rino Environment Engineering Science and Technology Co., Ltd.

2. Party B refers to Dalian Innomind Environment Engineering Co., Ltd.

3. Both parties refer to Party A and Party B.

4. PRC refers to People's Republic of China.

5. "Target Assets" refers to all manufacturing equipments and other tangible assets contemplated to transfer by the Agreement("hereinafter referred to as "Manufacturing Equipments") and patent and other intangible assets (hereinafter referred to as "Intangible Assets"), the lists of which shall be referred to Appendix I and Appendix II to the Agreement.

6. Net value of Target Assets refers to the net value of Target Assets after depreciation.

7. Transition Period refers to the period from the effective date of the Agreement to the termination date of the Entrusted Management Agreement, entered into by and between Party A, Zou De Jun, Qiu Jian Ping and Party B on October 3, 2007 in Dalian ("Entrusted Management Agreement").

8. Supply Channel refers to the suppliers of raw materials, accessories, equipment and component parts of Party A, who shall have supplied raw materials to Party A for at least once in the past.

9. Sales Channel refers to the distributors and customers of Party A, who shall have purchased products for at least once from Party A directly or indirectly in the past.

10. Employees refer to the personnel for production, including but not limited to manufacturing personnel, technicians, administrative personnel and logistics personnel.

11. Resource refers to the total operational requirements, including but not limited to governmental relationship, utility suppliers, information channel, the materials purchased, semi-product and finished product.

12. "Entrusted Account" refers to the account opened in the name of Party A and controlled by Party B and Party B shall maintain the signature samples (seals) of the account. Pursuant to the Entrusted Management Agreement and this Agreement, all funds of Party A shall be deposited into this account and Party B shall have the absolute right to decide the use of funds deposited in the account.

13. Profit refers to sales revenues after costs and manufacturing expenses.

Article 2 Sale and Purchase

Party A, as the legal and beneficial owner, hereby irrevocably and unconditionally and absolutely sell, assigns, convey, transfer and deliver to Party B free from any and all mortgages, pledges, liens, charges, encumbrances and security interests all of the Party A's present and future rights, title, estate and interest to the Target Assets.

Party A covenants with Party B that it will, at the Party A's cost and expense, execute and do (or procure that any third party executes and does) all such further deeds, documents, acts and things as Party B may from time to time require in order to vest any of the Target Assets in Party B or as otherwise may be necessary to give full effect to this Agreement.

Article 3 The Purchase of Manufacturing Equipments

1. The Manufacturing Equipments sold by Party A to Party B shall refer to Appendix I to the Agreement. Such Manufacturing Equipment is not subject to any security in any form.

2. As reflected on the financial statements of Party A as of 30 June 2007, the net value of the Manufacturing Equipments is RMB【2,250,343】.

3. Both parties agree that the purchase price for the Manufacturing Equipments is RMB【2,250,343】 ("Purchase Price").

4. Party B shall pay the Purchase Price within six months of the date hereof, which shall be remitted to the Entrusted Account.

Article 4 Patent Purchases

1. Party B agrees to purchase all of Party A's patents and patent applications, the list of which shall be referred to Appendix II to the Agreement. The total purchase price shall be RMB【10,000】.

2. With respect to the patents owned by Party A, both parties shall enter into the Patent Transfer Contract, to transfer these patents and shall complete the related transfer procedures promptly.

3. With respect to the patent issued under the patent application, both parties shall enter into another patent transfer contract to transfer such patent within ten (10) days after the issuance of such patent to Party A and shall complete the related transfer procedures promptly thereafter.

4. Before the completion of the patents transfer procedures referred to in this Article 4, Party A shall grant to Party B an exclusive and royalty-free right to use all of these patents. After the effectiveness of the patents transfer, Party B will become the registered legal owner of these patents and shall grant a non-exclusive right to Party A so that it can continue to use the patents for its operations according to Entrusted Management Agreement.

5. Party A represents and warrants that there is no any legal prohibition for the transfer of its patents and that it has not transferred and license these patents to any third party.

6. The application fees related to the transfer procedures shall be paid by Party

A. If a patent agent is retained to handle the transfer procedures, the agent's fees shall be borne equally by both parties.

7. In addition to the above provisions, Party A shall procure that its shareholders, Mr. Zou Dejun and Miss. Qiu Jianping, shall issue a side letter in the form as Appendix V of this Agreement and perform their obligations thereunder. .

Article 5 Trademarks

1. The trademark 【RINO】 used by Party A is owned by 【Party A】. Party A shall grant Party B an Authorization Letter so that Party B can use the trademark 【RINO】 free of any charge perpetually.

2. The Authorization Letter is set forth as Appendix IV hereof for Authorization.

Article 6 The Lease of Manufacturing Plants and Land

1. Party A agrees to lease an office of 50 sqm and manufacturing plants and lands of 3,000 sqm, all located at NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian to Party B.

2. The total annual rent for the leased manufacturing plants and lands is RMB 610,000.

3. Party A shall be responsible for handling the registration procedures in connection with the renting of the leased manufacturing plants and lands.

Article 7 Employees

1. With respect to employees needed by Party B for its operations and productions, Party B shall give the priority to employ Party A's existing employees. Party B has the right to decide at its sole discretion to employ all or part of Party A's employees at any time. With respect to the employees decided to be employed by Party B, Party A shall convince such employees to sign labor contracts with Party B and terminate its employment relationship with Party A.

2. Party A shall promptly provide to Party B information about its entire work force and personnel, including but not limited to age, gender, specialty, experience and labor contract.

3. Party B shall be responsible for providing all labor and employee insurances to the workers and employees employed from Party A.

Article 8 Supply Channel and Sales Channel

Party A shall provide all supply channels and sales channels to Party B and help it to establish new supply and sales contracts.

Article 9 Other Resources

Party B has right to use the other resources of Party A in accordance with the Entrusted Management Agreement.

Article 10 Responsibilities of Both Parties

1. Responsibility of Party A

(1) To perform all sales, transfers and lease under this Agreement.

(2) To promptly open or designate an account as the Entrusted Account.

(3) To handle all maters and procedures necessary for the entrusted management arrangement between Party A and Party B.

(4) To assist Party B to complete its registration with the custom office, tax authority, foreign currency administration and bank.

(5) To assist Part B to complete any required procedures in accordance with relevant laws and regulations.

(6) To assist Party B to expand the channels of raw materials and sales.

(7) To assist Party B to employ the current personnel of Party A and, if Party B desires to employ more employees, additional employees from the job market.

(8) To assist Party B to purchase manufacturing equipment, transportation vehicles, office supplies and communication equipment.

(9) To assist Party B to obtain the preferential taxes or other special treatment permitted by the laws of PRC.

(10) To fully comply with the provisions of this Agreement.

2. Responsibilities of Party B

(1) To perform the purchase under this Agreement and to accept the transfer and lease under this Agreement.

(2) To pay the Purchase Price for the purchased equipment and other purchase prices under this Agreement promptly upon receipt of registered capital contribution.

(3) To administrate the Entrusted Account.

(4) To administrate all business activities of Party A.

(5) To fully comply with the provisions of this Agreement.

Article 11 Term of Agreement

1. The term of this Agreement shall become effective upon being signed by the parties.

2. Both Parties agree not to terminate or modify this Agreement (other than as provided in Clause 3 of this Article) before Party B completes acquisition of all equity interests or assets of Party A.

Article 12 Representations and Warranties

Either party represents and warrants to the other party on the date of the Agreement that it:

(1) has the right to enter into the Agreement and the ability to perform the same;

(2) the execution and delivery of this Agreement by each party have been duly authorized by all necessary corporate action;

(3) the execution of this Agreement by the officer or representative of each party has been duly authorized;

(4) each party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between both parties after execution;

(5) the execution and performance of the obligations under this Agreement will not:

(a) violate any provision of the business license, articles of association or other similar documents of its own;

(b) violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(c) violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

Article 13Effectiveness of the Agreement

This Agreement shall take effect after it is duly signed by the authorized representatives of the parties hereto with seals affixed.

Article 14 Liabilities for Breach of Contract

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 15 Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 16 Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

Article 17 Settlement of Disputes

Any disputes under this Agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission in Beijing. The place of arbitration is in Beijing. The arbitration award shall be final and binding on both parties.

Article 18 Confidentiality

1. The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

2. The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 19 Severability

1. Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

2. In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 20 No-Waiver of Rights

1. Any failure or delay by any party in exercising its rights under this Agreement shall not constitute a waiver of such right.

2. Any failure of any party to demand the other party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

3. If a party excuses the non-performance by other party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other party of the same provision.

Article 21 Prohibition on Assignment

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written from the other party.

Article 22 Miscellaneous

1. Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

2. This Agreement is executed by Chinese and English in duplicate, both the English version and Chinese version shall have the same effect. Each of the original

Chinese and English versions of this Agreement shall be executed in 6 copies. Each party shall hold two original of each version, and the rest shall be used for governmental registration or other necessary approval purposes.

3. In witness hereof, the Agreement is duly executed by the parties hereto on the date first written above.

Party A: Dalian Rino Environment Engineering Science and Technology Co., Ltd.

Legal Representative (signature):

Date: October 3, 2007

Party B: Dalian Innomind Environment Engineering Co., Ltd.

Legal Representative (signature):

Date: October 3, 2007

Authorization

The undersigned hereby authorizes **Dalian Innomind Environment Engineering Co., Ltd.** Co., Ltd. to use the trademark RINO in perpetuity for free.

Trademark Owner:

Date: October 3, 2007

Appendix V:

Guarantee Letter

Dalian Innomind Environment Engineering Co., Ltd.:

We, Mr. Zou Dejun and Miss. Qiu Jianpin, collectively hold 100% shareholdings in Dalian Rino Environment Engineering Science and Technology Co., Ltd. We hereby represent and warrant to you that:

(1) we may develop certain intellectual property rights ("Founder IP Rights", including but not limited to patents that have been granted; patent applications that might be or might not be granted; and any and all IP rights that may be developed by us and the proprietorships of which are belong to us) in relation to the business of environment engineering science and technologies or any business conducted or to be conducted by Dalian Innomind Environment Engineering Co., Ltd and/or Dalian Rino Environment Engineering Science and Technology Co., Ltd.;;

(2) with respect to the patents owned by us, we have entered into the Patent Transfer Contract to transfer these Founder IP Rights to Dalian Innomind Environment Engineering Co., Ltd., and we shall complete the related transfer procedures promptly; and

(3) With respect to any Founder IP Right to which patent that might be issued, we shall enter into another patent transfer contract to transfer such patent within ten (10) days after the issuance of such patent to you or any third party designated by you and shall complete the related transfer procedures promptly thereafter at a nominal price or the lowest price permitted by law.

Undersigned:

Mr. Zou Dejun

____

Miss. Qiu Jianping

____